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                                                                   Exhibit 1.3

                               PRIME CHARTER LTD.
                      Master Agreement Among Underwriters


                                                                   June 26, 1996

Prime Charter Ltd.
810 Seventh Avenue
New York, New York 10019

Dear Sirs:

     We understand that Prime Charter Ltd. ("Prime Charter") is entering into this Master Agreement Among Underwriters (the "Agreement") in counterparts with us and other firms who may be underwriters for offerings of securities in which Prime Charter is acting as representative of the underwriters comprising the underwriting syndicate ("Representative") or as one of the Representatives of the underwriters. This Agreement shall apply to any such offering where Prime Charter informs us that this Agreement is applicable and in which we elect to act as an underwriter after receipt of an Invitation (as defined below) from Prime Charter which shall set forth, to the extent applicable, the identity of the issuer, certain terms of the securities to be offered, the expected offering date, the expected closing date, the initial public offering price, the price to the underwriters, the management fee, the selling concession, the reallowance, instructions for payment and delivery of securities, the existence of delayed delivery arrangements, other variables relating to such securities or the offering thereof, including whether the Underwriting Agreement (defined below) provides the underwriters with an option to purchase additional securities to cover over-allotments, and the amount of securities to be purchased by us and the names of the other Representatives, if any, and which shall state that our participation as an underwriter in the offering shall be subject to the provisions of this Agreement. Such Invitation also will include instructions for our acceptance of such Invitation. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing). Such communications received by us with respect to such offering of securities prior to our acceptance thereof are hereinafter collectively referred to as an "Invitation." The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.

     This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, Comm Scan Syndicate Service or telephone call (confirmed immediately in writing) or acceptance by us of an allotment of securities (such an acceptance being hereinafter referred to as an "Acceptance"). Our Acceptance will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Underwriters Questionnaire set forth as Exhibit A hereto is correct.

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     The issuer of the securities in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Issuer" and the securities to be purchased in such offering are hereinafter referred to as the "Securities." The parties on whose behalf the Representatives execute the Underwriting Agreement with respect to an offering of Securities are hereinafter referred to as the "Underwriters."

     The following provisions of this Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by Prime Charter by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented. The obligations of each Underwriter of any offering of Securities shall be several and not joint.

     SECTION 1.  Underwriting Arrangements.  From time to time in connection
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with offerings of Securities by Underwriters to be represented by Prime Charter either alone or with one or more other Representatives, the Representatives shall determine which signatories to this Agreement will be invited to become Underwriters for the Securities. Changes may be made by the Representatives as to which Underwriters, other than Prime Charter, will act as Representatives, those who are to be Underwriters and the respective amounts of Securities to be purchased by them, but the amount of Securities to be purchased by us as set forth in the Invitation will not be changed without our consent, except as provided in the Underwriting Agreement covering the Securities. We authorize the Representatives on our behalf to negotiate, execute and deliver an underwriting agreement and any amendment or supplement thereto and any other similar agreement (collectively the "Underwriting Agreement") with the issuer and/or any selling securityholder with respect to the Securities, all in such form as the Representatives determine. We will be bound by all terms of the Underwriting Agreement as so executed.

     The Representatives are authorized to take such action as the Representatives deem necessary or advisable to carry out this Agreement, the Underwriting Agreement, and the purchase, sale and distribution of the Securities, and to agree to any waiver or modification of any provision of the Underwriting Agreement, if in the judgment of the Representatives such waiver will not have a material adverse effect on the interest of the Underwriters. To the extent applicable, the Representatives are authorized to determine the public offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement.

     If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount that bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name

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in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all the Underwriters.

     It is understood that, if so specified in the Invitation for the offering of the Securities, arrangements may be made for the sale of Securities by the Issuer pursuant to delayed delivery contracts. Such Securities are hereinafter referred to as "Delayed Delivery Securities," and such contracts as "Delayed Delivery Contracts." References herein to delayed delivery, Delayed Delivery Contracts and Delayed Delivery Securities apply only to offerings in which delayed delivery is authorized.

     The term "underwriting obligation," as used in this Agreement with respect to any Underwriter, shall refer to the amount of Securities (plus such additional Securities as may be required by the Underwriting Agreement in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which are entered into by the issuer. By our Acceptance, we confirm our agreement to purchase, on the terms and conditions set forth in the Underwriting Agreement, the Invitation, the Offering Document (defined below) and this Agreement, the amount of our underwriting obligation.

     SECTION 2.  Offering Materials.  We understand that if registration of the
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Securities is required under the Securities Act of 1933, as amended (the "1933
Act"), the Representatives will furnish to us as soon as possible copies of the prospectus or supplemented prospectus to be used in connection with the offering of the Securities. As used herein, "Prospectus" means the form of prospectus (including supplements) authorized for us in connection with such offering, and "Registration Statement" means the registration statement, as amended, filed pursuant to the 1933 Act under which the Securities are registered.

     We understand that if the Securities are exempt from the registration requirements of the 1933 Act, no registration statement will be filed with the Securities and Exchange Commission. In such case the Representatives will furnish to us, to the extent made available to the Representatives by the Issuer, copies of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (the "Offering Circular"). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the "Offering Document."

     Our Acceptance of an Invitation relating to an offering made pursuant to an Offering Document shall constitute our agreement that, if requested by the Representatives, we will furnish a copy of any amendment to a preliminary or final Offering Document to each person to whom we shall have furnished a previous preliminary or final Offering Document. Our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Documents required for compliance with the

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applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering materials by underwriters.

     We authorize the Representatives to provide the issuer with information to be included in the Offering Document with respect to the terms of the offering and consent to being named in the Offering Document as one of the Underwriters of the Securities.

     SECTION 3.  Public Offering.  The sale of the Securities to the public
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shall commence as soon as the Representatives deem advisable.  We will not sell any Securities until they are released by the Representatives for that purpose. When notified by the Representatives that the Securities are released for sale, we will offer to the public, at the public offering price and otherwise in conformity with the terms of this Agreement and the terms of offering set forth in the Offering Document, such of the Securities to be purchased by us as are not reserved for our account for sale to Selected Dealers and others pursuant to
Section 4 or for sale pursuant to Delayed Delivery Contracts as set forth in
Section 5. After the initial public offering, the public offering price, the Selected Dealers' concession and the reallowance to dealers may be changed by the Representatives by notice to the Underwriters, and we agree to be bound by any such change.

     We authorize the Representatives to determine all matters relating to advertising and communications with dealers and others.

     SECTION 4.  Offering to Selected Dealers and Others; Management of
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Offering.  We authorize the Representatives, for our account, to reserve for
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sale and to sell to dealers selected by the Representatives ("Selected
Dealers"), and to reserve for sale pursuant to Delayed Delivery Contracts arranged by the Representatives through Selected Dealers, all or any part of the Securities to be purchased by us, all as the Representatives shall determine. Selected Dealers shall be persons ("Qualified Dealers") that are brokers or dealers (as defined by the By-Laws of the National Association of Securities Dealers, Inc.) actually engaged in the investment banking or securities business and which make the representations and agreements contained in Section 23 hereof and may include any of the Underwriters that meet such criteria. "Qualified Dealers" also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 23 hereof and, in the case of exempted Securities (as defined in Section 3(a)(12) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), shall include banks that make the representations and agreements contained in said Section 23. Reservations for sales to Selected Dealers for our account need not be in proportion to our underwriting obligation. Except for sales that are designated by a purchaser to be for the account of a particular Underwriter, sales of Securities reserved for our account for sales to Selected Dealers shall be made as nearly as practicable in the ratio which the amount of Securities so reserved for our account bears to the aggregate amount of Securities so reserved for the account of all Underwriters, as calculated from day to day. The price to Selected Dealers initially shall be the public offering price less a concession not in excess of the selling

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concession to Selected Dealers set forth in the Invitation.  With the
Representatives' consent, the Underwriters may allow, and Selected Dealers may reallow, a discount on sales to Qualified Dealers in an amount not in excess of the amount set forth in the Invitation. Upon the Representatives' request, we will advise the Representatives of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

     We also authorize the Representatives, for our account, to reserve for sale and to sell Securities to be purchased by us to persons other than Selected Dealers and Qualified Dealers, including institutions and retail purchasers, and to reserve for sale pursuant to Delayed Delivery Contracts arranged other than through Selected Dealers. The price to persons other than Selected Dealers and Qualified Dealers shall be the public offering price.

     At or before the time the Securities are released for sale, the Representatives shall notify us of the amount of Securities that has been reserved for our account for sale to Selected Dealers and others and for sale pursuant to Delayed Delivery Contracts and the amount that is to be retained by us for direct sale.

     We will from time to time, upon the Representatives' request, report to the Representatives the amount of Securities retained by us for direct sale that remains unsold. Upon the Representatives' request, we will deliver to the Representatives for our account, or sell to the Representatives for the account of one or more of the Underwriters, such amount of unsold Securities as the Representatives may designate at the public offering price less, in the case of sales or deliveries for the account of Qualified Dealers, an amount determined by the Representatives not in excess of the concession to Selected Dealers. The Representatives may also repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the other Underwriters, at the public offering price less, in the case of purchases for the account of Qualified Dealers, an amount determined by the Representatives not in excess of the concession to Selected Dealers.

     If all Securities so reserved are not promptly sold by the Representatives, any Underwriter may from time to time, with the Representatives' consent, obtain a release of all or any Securities of such Underwriter then remaining unsold, and Securities so released shall thereafter be deemed not to have been reserved. Securities of any Underwriters so reserved which remain unsold or if sold have not been paid for at any time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities may, in the Representatives' discretion or upon the request of such Underwriter, be delivered to such Underwriter for carrying purposes only, but such Securities shall remain subject to disposition by the Representatives, in their discretion, until the effectiveness of this Agreement is terminated with respect to such offering of Securities.

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     The Underwriters and Selected Dealers may, with the Representatives'
consent, purchase Securities from and sell Securities to each other at the public offering price less, in the case of sales to or purchases by Qualified Dealers, a concession not in excess of the concession to Selected Dealers.

     SECTION 5.  Delayed Delivery Arrangements.  We authorize the
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Representatives to act on our behalf in making all arrangements for the solicitation of offers to purchase Delayed Delivery Securities from the issuer pursuant to Delayed Delivery Contracts and we agree that all such arrangements will be made only through the Representatives, directly or through Selected Dealers (including Underwriters acting as Selected Dealers) to whom the Representatives may pay a commission as provided in the Offering Document and herein.

     The obligation of each of the Underwriters to purchase and pay for Securities as set forth in the Underwriting Agreement shall be reduced in respect of any Delayed Delivery Contracts in the proportion provided for in the Underwriting Agreement, except that (i) as to any Delayed Delivery Contract determined by the Representatives, in their discretion, to have been directed and allocated by a purchaser to a particular Underwriter, such obligation of such Underwriter shall be reduced by the amount of Delayed Delivery Securities covered thereby, (ii) as to any Delayed Delivery Contracts for which arrangements are made through Selected Dealers, such obligation of each Underwriter shall be reduced as nearly as practicable in the proportion determined by the Representatives that the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold, and
(iii) such reductions shall be rounded, as the Representatives shall determine, to the nearest $1,000 principal amount or whole share of the Securities.

     The fee payable by the issuer to each Underwriter with respect to Delayed Delivery Securities pursuant to the Underwriting Agreement shall be credited to the account of such Underwriter based upon the amount by which such Underwriter's underwriting obligation is reduced as specified in the preceding paragraph.

     If the amount of Delayed Delivery Securities applied to reduce an Underwriter's underwriting obligation and the amount of Immediate Delivery Securities sold by or for the account of such Underwriter exceeds such Underwriter's underwriting obligation, there shall be credited to such Underwriter with respect to such excess amount of Securities only the amount of the Selected Dealers' concession.

     The commissions payable to Selected Dealers in respect of Delayed Delivery Contracts arranged through them shall be charged to each Underwriter in the proportion which the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold.

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     SECTION 6.  Repurchase of Securities Not Effectively Placed.  If, prior to
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termination of the effectiveness of this Agreement with respect to a particular offering of Securities as provided in Section 14 hereof, the Representatives purchase or contract to purchase for the account of any Underwriter in the open market or otherwise any Securities which were retained by us or released to us for direct sale, or any Securities which may have been issued in exchange for such Securities, we authorize the Representatives either to charge our account with an amount equal to the concession to Selected Dealers with respect thereto, which amount shall be credited against the cost of such Securities, or to require us to repurchase such Securities at a price equal to the total cost of such purchase, including accrued interest, amortization of original issue discount or dividends, transfer taxes and broker's commissions or dealer's markups, if any. In lieu of such action, the Representatives may, in their discretion, sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale.

     SECTION 7.  Stabilization and Over-Allotment.  In order to facilitate the
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distribution of the Securities, we authorize the Representatives, in their discretion, to make purchases and sales of Securities or any other securities of the issuer or any guarantor of the Securities specified in the Invitation in the open market or otherwise, for long or short account, on such terms as the Representatives deem advisable, including payment of commissions, which may be charged to the respective accounts of the Underwriters and, in arranging for sales to Selected Dealers or others, to over-allot. The Representatives may liquidate any long position or cover any short position incurred pursuant to this Section on such terms as they deem advisable. Such purchases and sales and over-allotments shall be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that, in connection with any particular offering of Securities, the Representatives may have made purchases of securities of the issuer or securities of any guarantor of the Securities for stabilizing purposes prior to the time when we became one of the Underwriters, and we agree that any such securities so purchased shall be treated as having been purchased by the Representatives for the respective accounts of the Underwriters pursuant to the foregoing authorization. At the close of business on any day, our net commitment under the foregoing provisions of this Section shall not exceed 15% (or such other amount as may be specified in the Invitation) of our underwriting obligation. We will on demand take up at cost, including accrued interest, amortization of original issue discount or dividends, any Securities or other securities so purchased and deliver any Securities or other securities so sold or over-allotted for our account and, if any other Underwriter shall default in its corresponding obligations under this Section, we will assume our proportionate share of such obligation, without relieving such defaulting Underwriter from liability.

     If stabilizing transactions are effected pursuant to the authorizations contained in this Section, the Representatives shall effect such transactions in accordance with the rules of the Securities and Exchange Commission (the "Commission") under the 1934 Act, and each Underwriter agrees to furnish the Representatives with the notification required by the

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Commission's Rule 17a-2(d).  The Representatives will notify each Underwriter if they effect any such transactions.

     SECTION 8.  Open Market Transactions.  We agree not to bid for, purchase,
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attempt to induce others to purchase, or sell, directly or indirectly, any
Securities, any other securities of the Issuer of the same class and series and any other securities of the Issuer which the Representatives may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we and you also agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of the issuer, except to the extent permitted by Rule 10b-6 under the 1934 Act as interpreted by the Commission.

     SECTION 9.  Payment and Delivery.  We authorize the Representatives to make
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payment on our behalf to the issuer and any selling securityholders of the purchase price for the Securities to be purchased by us under the Underwriting Agreement, to take delivery of such Securities and to deliver against payment our reserved Securities sold or reserved for sale to Selected Dealers and others. At or before 9:00 a.m., New York City time, on the date on which the Underwriters are required to purchase Securities, we will deliver to the Representatives at the offices of Prime Charter Ltd., 810 Seventh Avenue, Ninth Floor, New York, New York 10019, Attention: Capital Markets Syndicate Department (or at such other time and address as the Representatives may specify), immediately available funds, payable to the order of Prime Charter Ltd., in an amount equal to the public offering price less the selling concession to Selected Dealers, for the Securities to be purchased by us under the Underwriting Agreement or that portion of such Securities retained by us, as the Representatives direct, and such payment will be credited to our account and applied to the payment of the purchase price.

     After the Representatives receive payment for reserved Securities sold for our account, the Representatives will remit to us the purchase price (if any) paid by us for such Securities and credit or debit our account with the difference between the sale prices and the purchase price thereof. The Representatives will deliver to us our retained Securities and our reserved but unsold Securities, against payment of the purchase price therefor (except in the case of Securities for which payment has previously been made), as soon as practicable after the termination of the effectiveness of this Agreement with respect to an offering of Securities as provided in Section 14, except that if the aggregate amount of reserved but unsold Securities upon such termination does not exceed 20% of the total amount of the Securities, the Representatives may in their discretion sell any or all such reserved but unsold Securities for the accounts of the several Underwriters, at such prices, on such terms and in such manner as the Representatives determine. In the event that the Underwriting Agreement provides for the payment of a commission or other compensation to the Underwriters, we authorize the Representatives to receive such commission or other compensation for our account.

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     Unless notified at least three full business days prior to the date of delivery to make other arrangements, the Representatives may, in their discretion, advise the issuer and the selling securityholders to prepare our certificates for the Securities to be purchased by us in our name (or in such other name as the Representatives shall designate, but such other name shall be for administrative convenience only and shall not affect our title to such Securities or the several nature of the obligations of the Underwriters hereunder) in such denominations as the Representatives may determine. The Representatives will give us notice of the date of delivery. If applicable, the Representatives may make delivery through the facilities of the Depository Trust Company.

     SECTION 10.  Management Compensation.  Unless we otherwise agree, as
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compensation for the Representatives' services in the management of the offering, we will pay the Representatives an amount equal to the management fee specified in the Invitation in respect of the Securities to be purchased by us pursuant to the Underwriting Agreement (without deduction in respect of Delayed Delivery Securities), and we authorize the Representatives to charge our account with such amount. If there is more than one Representative, such compensation shall be divided among the Representatives in such proportions as they may determine.

     SECTION 11.  Authority to Borrow.  In connection with the purchase or
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carrying of our Securities or other securities purchased by the Representatives for our account, we authorize the Representatives to advance their own funds, acting individually, for our account, charging current interest rates, or to arrange loans for our account, as the Representatives may deem necessary or advisable for the purchase, carrying, sale and distribution of the Securities. The Representatives may execute and deliver any notes or other instruments required in connection therewith and may hold or pledge as security therefor all or any part of our Securities or such other securities. The obligations of the Underwriters under loans arranged on their behalf shall be several in proportion to their respective participations in such loans, and not joint. Any bank or other lender may rely upon the Representatives' instructions in all matters relating to any such loans, including the Representatives' instructions as to the disposition of the proceeds of any such loans. The Representatives shall credit our account with the proceeds of any such loans made for our account.

     SECTION 12.  Blue Sky and Other Qualifications.  We authorize the
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Representatives to file with the Commission and any other governmental agency any reports required in connection with any transactions effected by the Representatives for our account pursuant to this Agreement, and we will furnish any information needed for such reports. It is understood and agreed that the Representatives assume no obligation or responsibility with respect to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

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     If we propose to offer Securities outside the United States, its territories or its possessions, we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities.

     SECTION 13.  Net Capital.  The incurrence by us of our obligations
                  -----------
hereunder and under the Underwriting Agreement in connection with the offering of the Securities will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act, if such requirements are applicable to us, or, if we are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or other regulator, the capital requirements of such regulator.

     SECTION 14.  Termination.  The effectiveness of this Agreement will
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terminate with respect to each offering of Securities pursuant to this Agreement at the close of business on the 45th day after the commencement of the offering of such Securities unless sooner terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 15, 16, 17, 19 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by Prime Charter acting on behalf of other Representatives, all of which shall survive such termination.

     SECTION 15.  Expenses and Settlement.  We authorize the Representatives to
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charge against our account any and all expenses incurred by the Representatives, as such, in connection with the purchase, carrying, offering, sale and distribution of the Securities for our account. All expenses of a general nature incurred by the Representatives in connection with the purchase and sale of the Securities shall be borne by the Underwriters in proportion to the amount of the Securities which each Underwriter is obligated to purchase pursuant to the Underwriting Agreement, except that any transfer taxes payable by reason of sales by the Underwriters shall be charged to the accounts of the respective Underwriters only to the extent that sales of Securities are made for such Underwriter's account. With respect to each offering of Securities pursuant to this Agreement, the respective accounts of the Underwriters shall be settled as promptly as practicable after the termination of this Agreement as provided in
Section 14, but the Representatives may reserve such amount as the Representatives may deem advisable for additional expenses. The
Representatives' determination of the amount of all expenses and the apportionment thereof shall be conclusive. The Representatives may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in the Representatives' hands may be held by the Representatives unsegregated from their general funds and without accountability by them for interest. Notwithstanding any settlement, we will remain liable for any taxes or transfers for our account and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the

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accounts of the Underwriters with respect to each offering of securities pursuant to this Agreement to which we are a party.

     SECTION 16.  Indemnification.  We agree to indemnify and hold harmless each
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other Underwriter (including each Representative), and each person who controls any such other Underwriter (including each Representative) within the meaning of
Section 15 of the 1933 Act, to the extent and on the terms that each Underwriter agrees to indemnify the issuer, any selling securityholder and any other persons in the Underwriting Agreement.

     SECTION 17.  Future Claims.  Each Underwriter (including each
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Representative) will pay upon the Representatives' request its proportionate share, based upon its underwriting obligation, of any losses, claims, damages or liabilities, joint or several (other than losses, claims, damages or liabilities to which indemnification pursuant to Section 16 hereof applies), paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, any amendment or supplement thereto or any other selling or advertising material approved by the Representatives for use by the Underwriters in connection with the sale of the securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will pay such proportionate share of any legal or other expenses reasonably incurred by the Representatives or with the Representatives' consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this Section, appropriate adjustment may be made by the Representatives to reflect any amounts received by any one or more Underwriters in respect of such claim from the Issuer or any selling securityholder or other person pursuant to the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, the Representatives may take such action in connection therewith as the Representatives deem necessary or desirable, including retention of counsel for the Underwriters, and in their discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by the Representatives shall be included in the amounts payable pursuant to this Section. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the 1933 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. The Representatives may settle or consent to the settlement of any such claim, on advice of counsel retained by the Representatives, with the approval of a majority in interest of the Underwriters. Whenever the Representatives receive notice of the assertion of any claim to which the

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provisions of this Section would be applicable, the Representatives will give prompt notice thereof to each Underwriter. The Representatives will also furnish each Underwriter with periodic reports, at such times as they deemed appropriate, as to the status of such claim and the action taken by them in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments pursuant to this Section, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters.

     SECTION 18.  Default by Underwriters.  Default by one or more Underwriters
                  -----------------------
hereunder or under the Underwriting Agreement shall not release us from our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters shall default under the Underwriting Agreement, the Representatives may (but shall not be obligated to) arrange for the purchase by others, which may include the Representatives or other non-defaulting Underwriters, of all or a portion of the Securities not taken up by the defaulting Underwriter or Underwriters.

     In the event that such arrangements are made, the respective underwriting obligations of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder; but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided. In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by the Representatives for any person to assume the obligations of such defaulting Underwriter(s), we agree, if provided in the Underwriting Agreement, to assume our proportionate share, based upon our underwriting obligation, of the obligations of each such defaulting Underwriter (subject to the limitations contained in the Underwriting Agreement) without relieving such defaulting Underwriter of its liability therefor.

     In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased, or to deliver any Securities sold or over-allotted, by the Representatives for the respective accounts of the Underwriters, or to bear their proportion of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by the Representatives for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our respective underwriting obligation, of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

     SECTION 19.  Legal Responsibility.  The Representatives will be under no
                  --------------------
liability to us for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligations on the part of the Representatives will be implied or inferred herefrom. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder and under the Underwriting Agreement may be taken, exercised or made by Prime Charter on behalf of all Representatives.

     Nothing herein contained shall constitute the Underwriters an association, or partners, with the Representatives or with each other or, except as otherwise provided herein or in the Underwriting Agreement, render any Underwriter liable for the obligations of any other Underwriter, and the rights, obligations and liabilities of the Underwriters are several and not joint.

     If the Underwriters are deemed to constitute a partnership for federal income tax purposes, each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

     Unless we have promptly notified the Representatives in writing otherwise, our name as it should appear in the Offering Documents and our address are set forth on the signature page hereof.

     SECTION 20.  Title to Securities.  The Securities purchased by, or on
                  -------------------
behalf of, each Underwriter shall remain the property of such Underwriter until sold, and title to any such Securities shall not in any event pass to the Representatives, as such, by virtue of any of the provisions of this Agreement.

     SECTION 21.  Notices.  Any notices from the Representatives to us shall be
                  -------
deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telecopied or communicated by Comm Scan Syndicate Service to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand delivered, telephoned (and confirmed in writing), telecopied or communicated by Comm Scan Syndicate Service to:

          Prime Charter Ltd.
          810 Seventh Avenue
          Ninth Floor
          New York, New York 10019
          Attn:  Capital Markets Syndicate Department
          Telephone:  (212) 977-0600
          Telecopy:  (212) 977-0640

(or to such other address or telephone or telecopy number as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the Invitation. Communications by telecopy, Comm Scan Syndicate Service or other written form shall be deemed to be "written" communications.

     SECTION 22.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 23.  Certain Representations and Agreements.  We represent that we
                  --------------------------------------
are (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (b) a bank that is not a member of the NASD, or
(c) a foreign bank, dealer or institution not eligible for membership in the NASD. If we are an NASD member, we agree that in making sales of Securities we will comply with all applicable rules of the NASD, including, without limitation, Section 24 of Article III of the Rules of Fair Practice. If we are not an NASD member, we agree to comply as though we were a member with Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice and to comply with the requirements of the NASD's Intepretation with Respect to Free-Riding and Withholding. If we are a foreign dealer, we agree not to offer or sell any Securities in the United States of America except through the Representatives and in making sales of Securities outside the United States of America we agree to comply with Section 25 of such Article III as it applies to a nonmember broker or dealer in a foreign country. If we are a bank, we agree that we will not accept any selling concession to Selected Dealers, discount or other allowance from you or any member of the NASD in connection with the offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the 1934 Act.

     We will notify Prime Charter immediately if any of our representations contained in this Agreement cease to be accurate.

                                 Very truly yours,



                                 __________________________________________
                                 (Print name of firm, as it should appear in the Offering Document)


                                 By:
                                       ------------------------------------
                                 Name:
                                             ------------------------------
                                 Title:
                                             ------------------------------
                                 Address:
                                             ------------------------------

                                             ------------------------------

                                             ------------------------------
                                 Telephone:
                                             ------------------------------
                                 Telecopy:
                                             ------------------------------

Confirmed as of the date
first above written:


PRIME CHARTER LTD.


By:
   ---------------------------------
Title:

                                                                       EXHIBIT A
                               PRIME CHARTER LTD.
                          UNDERWRITERS' QUESTIONNAIRE

     In connection with each offering of Securities pursuant to the Prime Charter Ltd. Master Agreement Among Underwriters, dated June 26, 1996 (the "Agreement"), and except as disclosed in such Underwriter's Acceptance or other written communication furnished to Prime Charter Ltd. in connection with such offering, each Underwriter confirms the following information, as of the date of such Underwriter's Acceptance. Capitalized terms not otherwise defined herein have the respective meanings assigned to them in the Agreement.

     (a) Neither such Underwriter nor any of its directors, officers or partners, individually or as a part of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act), (i) has a "material" relationship (as defined in Rule 405 under the Act) with the Issuer or any selling securityholder or (ii) is a director, officer or holder (of record or beneficially) of 5% or more of any class of voting securities of the issuer or any selling securityholder.

     (b) With reference to the interpretation of the Board of Governors of the NASD with respect to the Review of Corporate Financing, neither such Underwriter nor any of its "related persons" (as defined by the NASD) (i) has purchased or otherwise acquired from the issuer any warrants, options or other securities of the issuer within 18 months prior to the date that the Registration Statement was initially filed or subsequent to that date, and there are no existing arrangements for any such purchase or (ii) has had any dealings with the issuer (except those with respect to the Underwriting Agreement) or any "affiliate" of the Company (as defined in Rule 405 under the Act) as to which documents or other information are required to be furnished to the NASD pursuant to such interpretation;

     (c) Other than as may be stated in the Registration Statement, any Offering Document, this Agreement, the Underwriting Agreement or any selling agreements, such Underwriter does not know of any discounts or commissions, including any cash, securities, contract or other consideration to be received by any dealer in connection with the sale of the Securities, or of any intention to over-allot the Securities or to stabilize the price of any security to facilitate the offering of the Securities.

     (d) If the Securities are to be issued pursuant to a trust indenture, such Underwriter is not in control of, controlled by, or under common control with the Trustee, any other trustee under a trust indenture relating to securities of the Company and qualified under the Trust Indenture Act of 1939 (an "Other Trustee") or any of their respective affiliates, and none of said companies or affiliates, or any of their respective directors or executive officers, is a director, officer, partner, employee, appointee or representative of such Underwriter;

     (e) If the Securities are to be issued pursuant to a trust indenture, such Underwriter and its directors, executive officers and partners, taken as a group, did not, on the date of the Trustee's Statement of Eligibility and Qualification on Form T-1, own beneficially more than 1% of the outstanding voting securities of the Trustee, the Trustee's parent, any Other Trustee or the parent of any Other Trustee;

     (f) If the Registration Statement is on Form S-1, such Underwriter has not prepared or had prepared for it within the past 12 months any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the issuer, except for reports solely comprised of recommendations to buy, sell or hold the Issuer's securities, unless such recommendations have changed within the past six months;

     (g) If the Registration Statement is on either Form S-2 or Form S-3, such Underwriter has not prepared any report or memorandum for external use by it or by the issuer in connection with the proposed offering of the Securities;

     (h) Such Underwriter's proposed commitment to purchase Securities will not result in a violation by it of the financial responsibility requirements of Rule 15c3-1 under the Exchange Act;

     (i) Such Underwriter is familiar with the rules, regulations and releases of the Commission dealing with the dissemination of information prior to and during registration and has not distributed nor will it distribute any written information outside of its organization relating to the issuer or its securities other than in accordance with such rules, regulations and releases;

     (j) If the Issuer is a "public utility," such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility," each as defined in the Public Utility Holding Company Act of 1935; and

     (k) If the Issuer has not had a registration statement effective under the 1933 Act and does not intend to register any securities under Section 12 of the 1934 Act, such Underwriter does not intend to confirm sales of the Securities to any accounts over which it exercised discretionary authority.



                                       2